EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 29, 1996, on our audits of the consolidated financial statements of CompScript, Inc. (f/k/a Capital Brands, Inc.) and Subsidiary as of December 31, 1995 and 1994 and for the years then ended, which report is included in the Company's Annual Report on Form 10-KSB.

/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

Miami, Florida
March 3, 1997

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Compensation Agreements of ComScript, Inc. of our report dated August 23, 1996, with respect to the financial statements of ComScript, Inc. included in the Transition Report (Form 10-KSB) for the three months ended December 31, 1995


                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                        Ernst & Young LLP

West Palm Beach, Florida
February 25, 1997